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                                                                Exhibt 16.1

July 10, 2008

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549



Commissioners:

We have read Item 4.01 of Form 8-K dated July 8, 2008 of Trans-Lux Corporation and are in agreement with the statements contained in paragraphs (a)(i), (ii),
(iv), and (v) of Item 4.01. We have no basis to agree or disagree with other statements of the registrant contained therein.


Very truly yours,


/s/ Eisner LLP


Eisner LLP